SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

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BANCORP RHODE ISLAND, INC.

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Bancorp Rhode Island, Inc. issued the following press release on May 20, 2008.

For Immediate Release

Contacts:	Linda H. Simmons	William C. DeWitt
Chief Financial Officer	Corporate Communications
(401) 456-5015 Ext. 1652	(401) 456-5015 Ext. 1541

RISKMETRICS (ISS) REITERATES RECOMMENDATION FOR BANCORP RHODE ISLAND DIRECTOR NOMINEES

PROVIDENCE, R.I., May 20, 2008 – Bancorp Rhode Island, Inc. (NASDAQ: BARI) announced that RiskMetrics Group (formerly Institutional Shareholder Services or “ISS”) has today reiterated in an alert to its subscribers its recommendation that Bancorp Rhode Island shareholders vote FOR all of the Board of Directors’ nominees at the company’s upcoming Annual Meeting of Shareholders on May 21, 2008.

PL Capital, the dissident shareholder that is attempting to win seats on the BancorpRI Board, has issued two press releases in recent days highlighting one sentence that ISS included in its original report, dated May 15, 2008, with respect to the company’s ability to achieve a specific efficiency ratio in the short term. The following excerpt from today’s ISS alert summarizes its position and its recommendation to BancorpRI shareholders:

“On May 16, 2008, PL Capital issued a press release referencing our analysis and alleging that BARI provided selective disclosure to ISS. On May 19, 2008, the company filed a Form 8-K indicating that it did not believe that it made such a statement to ISS and did not make selective disclosure to ISS. We maintain our position with respect to the statement in question and note that this factor had no material impact on our vote recommendation. As such, we maintain our FOR vote recommendation for the incumbent nominees.” *

RiskMetrics is the third leading independent proxy voting and corporate governance advisory firm to recommend in favor of BancorpRI’s director nominees. As previously announced, Glass Lewis and PROXY Governance also recommended that BancorpRI shareholders vote FOR all the Board’s director nominees. The analyses and recommendations of RiskMetrics, Glass Lewis and PROXY Governance are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States.

Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, Rhode Island, operates 16 branches throughout Providence, Kent and Washington Counties.

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* Emphasis added. Permission to use quotations was neither sought nor obtained.

IMPORTANT INFORMATION

Bancorp Rhode Island, Inc. (“BancorpRI”) filed a definitive proxy statement in connection with its 2008 annual meeting of shareholders with the Securities and Exchange Commission on April 3, 2008. BANCORPRI SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION. Shareholders are able to obtain additional copies of BancorpRI’s definitive proxy statement and any other documents filed by BancorpRI with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of BancorpRI’s definitive proxy statement are also available for free at BancorpRI’s Internet website at www.bankri.com or by writing to Bancorp Rhode Island, Inc., One Turks Head Place, Providence, Rhode Island 02903, Attention: Investor Relations. In addition, copies of BancorpRI’s proxy materials may be requested by contacting our proxy solicitor, Laurel Hill Advisory Group, LLC 888-742-1305 toll free.

INFORMATION REGARDING PARTICIPANTS

Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of BancorpRI’s shareholders is available in BancorpRI’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2008.

This release may contain "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.